CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated June 19, 1998, which is incorporated by reference, in this Registration Statement (Form N-1A No. 2-95553) of Dreyfus GNMA Fund, Inc.




                                      ERNST & YOUNG LLP

New York, New York
August 28, 1998